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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2006

POSITRON CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-24092	76-0083622
(State or other jurisdiction	Commission File No:	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas		77084
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:     (281) 492-7100

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On May 26, 2006, the Registrant consummated a financing agreement for $2,000,000 (the “Financing”) with private investors (the “Investors”). Pursuant to the terms of the related agreements executed with the Investors (the “Agreements”), the Registrant received the first of three traunches of the Financing. The Registrant issued to the Investors secured convertible debentures in the aggregate amount of $2,000,000, with interest at the rate of 6% and a maturity date of May 23, 2009 (the “Debentures”). The Debentures are convertible into shares of the Registrant’s Common Stock at the product of the Applicable Percentage and the average of the lowest three (3) trading prices for the common stock during the twenty (20) trading day period prior to conversion. The “Applicable Percentage” is the equivalent of 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 65% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. The Registrant has the right to repay principal and interest in cash, if the price of the Registrant’s Common Stock is below $.20 on the last business day of a month.  The Registrant simultaneously issued to the Investors warrants to purchase 30,000,000 shares of Common Stock at an exercise price of $.15 per share (the “Warrants”).  The Warrants are exercisable for seven (7) years following the Closing.

Pursuant to the Agreements, the Registrant is committed to filing a Registration Statement with the Securities and Exchange Commission (“SEC”) for the shares of Common Stock underlying the Debentures and Warrants within 30 days from the Closing Date. The Registrant will receive the second traunch of the funding when the Registration Statement is filed with the SEC and the third and final traunch of the funding when the Registration Statement is declared effective by the SEC. There are penalty provisions for the Registrant should the filing not become effective within 120 days of the Closing Date. The Debentures are secured by the Registrant’s assets and intellectual property.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As set forth in Item 1.01, pursuant to the terms of the Agreement, the Registrant issued Debentures in the aggregate principal amount of $2,000,000 which are secured by the Registrant’s assets and intellectual property.

Item 3.02  Unregistered Sale of Equity Securities.

As set forth in Item 1.01, the Registrant issued Debentures to the Investors in the aggregate amount of $2,000,000 which are convertible into shares of the Registrant’s Common Stock.  Additionally, the Registrant issued Warrants to purchase 30,000,000 shares of the Registrant’s Common Stock at an exercise price of $.015 per share.  The Registrant relied on the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

99.1

Securities Purchase Agreement dated May 23, 2006

99.2

Callable Secured Convertible Note in favor of AJW Offshore, Ltd dated May 23, 2006

99.3

Callable Secured Convertible Note in favor of AJW Qualified Partners, LLC dated May 23, 2006

99.4

Callable Secured Convertible Note in favor of New Millennium Capital Partners II, LLC dated May 23, 2006

99.5

Callable Secured Convertible Note in favor of AJW Partners, LLC dated May 23, 2006

99.6

Stock Purchase Warrant in favor of AJW Qualified Partners, LLC

99.7

Stock Purchase Warrant in favor of AJW Offshore, Ltd

99.8

Stock Purchase Warrant in favor of New Millennium Capital Partners, II

99.9

Stock Purchase Warrant in favor of AJW Partners, LLC

99.10

Registration Rights Agreement dated May 23, 2006

99.11

Security Agreement dated May 23, 2006

99.12

Intellectual Property Security Agreement dated May 23, 2006

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: May 30, 2006	By:	/s/ Patrick G. Rooney
Patrick G. Rooney Chairman of the Board